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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   Form 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                    Date of Report (Date of earliest Event
                           Reported): March 30, 2000


          CWMBS, INC., (as depositor under the Pooling and Servicing Agreement, dated as of March 1, 2000, providing for the issuance of the CWMBS, INC., Residential Asset Securities Trust 2000-A3,
                  Mortgage Pass-Through Certificates, Series 2000-C).

                                  CWMBS, INC.
            (Exact name of registrant as specified in its charter)

  Delaware                               333-72655          95-4596514
-------------------------------          ---------          ----------
(State or Other Jurisdiction            (Commission       (I.R.S. Employer
       of Incorporation)                File Number)      Identification No.)


4500 Park Granada
Calabasas, California                                         91302
---------------------                                         ---------
(Address of Principal                                         (Zip Code)
 Executive Offices)


Registrant's telephone number, including area code (818) 225-3000
                                                   --------------

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Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits.
         ------------------------

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits:

         5.1  Legality Opinion of Brown & Wood LLP.

         8.1  Tax Opinion of Brown & Wood LLP (included in Exhibit 5.1)

         23.1   Consent of Brown & Wood LLP (included in Exhibits 5.1 and 8.1)



                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CWMBS, INC.



                                                By: /s/ Celia Coulter
                                                    -----------------
                                                        Celia Coulter
                                                        Vice President



Dated:  March 30, 2000

                                 Exhibit Index

Exhibit                                                               Page

5.1     Legality Opinion of Brown & Wood LLP                            5

8.1     Tax Opinion of Brown & Wood LLP (included in Exhibit 5.1)       5

23.1    Consent of Brown & Wood LLP (included in Exhibits 5.1 and 8.1)  5




                                                       Exhibits 5.1 and 8.1

                                                         March 30, 2000

CWMBS, Inc.
4500 Park Granada
Calabasas, California  91302



                  Re:   CWMBS, Inc.
                        Residential Asset Securitization Trust 2000-A3 Mortgage Pass-Through Certificates, Series 2000-C


Ladies and Gentlemen:

         We have acted as special counsel for CWMBS, Inc., a Delaware corporation (the "Company"), in connection with the issuance of the Mortgage Pass-Through Certificates of the above-referenced Series (the "Certificates") pursuant to a Pooling and Servicing Agreement dated as of March 1, 2000 (the "Pooling and Servicing Agreement"), among the Company, as depositor, IndyMac, Inc., as seller and master servicer (the "Seller and Master Servicer"), and The Bank of New York, as trustee (the "Trustee").

         The Certificates will represent the entire beneficial ownership interest Residential Asset Securitization Trust 2000-A3 (the "Trust Fund"). The assets of the Trust Fund will consist primarily of a pool of conventional fixed-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties. Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

         We have examined such documents and records and made such investigations of such matters of law as we have deemed appropriate as a basis for the opinions expressed below. Further, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals.

         Based upon the foregoing, we are of the opinion that:

1. The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Company and the Seller and Master Servicer and constitutes a valid, legal and binding agreement of the Company and the Seller and Master Servicer, enforceable against the Company and the Seller and Master Servicer in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

2. Assuming that the Certificates have been duly executed and countersigned by the Trustee in the manner contemplated in the Pooling and Servicing Agreement, when delivered and paid for, the Certificates will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

3. The Trust Fund as described in the Prospectus Supplement and the Pooling and Servicing Agreement will qualify as a "real estate mortgage investment conduit" ("REMIC") within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), assuming: (i) an election is made to treat the Trust Fund as a REMIC, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder.

         The opinion set forth in paragraph 3 is based upon the existing provisions of the Code and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. Such opinion is limited as described above, and we do not express an opinion on any other tax aspect of the transactions contemplated by the Pooling and Servicing Agreement or the effect of such transactions on IndyMac, Inc. or any of its shareholders.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America, the corporate laws of the State of Delaware and the laws of the State of New York.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Report on Form 8-K dated the date hereof.


                                              Very truly yours,

                                              /s/ BROWN & WOOD LLP
                                                  --------------------
                                                  BROWN & WOOD LLP